Exhibit 10.3

“FORM OF”

MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) is made as of this 26th day of May, 2020 (“Effective Date”), by Taronis-TGS, LLC (“Pledgor”), for the benefit of [                 ]. The term “Pledgee” shall mean [  ], in [his/her/its] capacity as collateral agent for [        ].

RECITALS:

WHEREAS, [                 ], owns all of the membership interest in and to Pledgor;

WHEREAS, [                            ] and Pledgor have executed a Promissory Note as co-makers (the “Note”) in the amount of Four Million and 00/100 Dollars (US$4,000,000), on even date herewith for the benefit of Pledgee.

WHEREAS, as additional collateral and security the Pledgor has agreed to pledge one hundred percent of its ownership of [                              ](“Ownership Interest”), to Pledgee.

WHEREAS, the Pledgor has agreed to pledge to the Pledgee the Ownership Interest, on the terms and conditions set forth below, to secure the full performance of the Pledgor’s obligations under the Note and this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

1. Definitions.

(a) Certificates. The term “Certificates” means the certificates evidencing ownership of the Collateral.

(b) Collateral. The term “Collateral” means the Ownership Interest.

(c) Company. The term “Company” means [                              ].

(d) Cure Period. The term “Cure Period” shall having the meaning set forth in the Note relating to any Event of Default.

(e) Event of Default. The term “Event of Default” shall have the meanings set forth in the Note.

(f) Note. The term “Note” means that certain Secured Promissory Note dated May 26, 2020, in the amount of Four Million and 00/100 Dollars (US$4,000,000), tendered by Taronis Fuels, Inc. and Pledgor as co-makers to the Pledgee.

2. Pledge of Membership Interests and Creation of Security Interest. The Pledgor pledges the Collateral to the Pledgee to secure the full and punctual payment and discharge of the Note, and grants to the Pledgee a continuing security interest in the Collateral and the Certificate. At the time of execution of this Agreement, Pledgor shall deliver to the Pledgee the Certificate and an Irrevocable Transfer Power relating to the Collateral executed in blank, to be held by Pledgee in escrow subject to the terms and conditions of this Agreement.

3. Covenants and Warranties of Pledgor. The Pledgor covenants and warrants as follows:

(a) Payment of Indebtedness. The Pledgor will promptly pay the Note amounts when due. In doing so, the Pledgor shall comply fully with all terms and provisions of the Note and this Agreement, and any other related documents.

(b) Ownership of Collateral. The Pledgor has marketable title to the Collateral, free from prior liens, encumbrances, or pledges of any kind.

(c) Liens. The parties will neither create nor permit the creation of any lien or other encumbrance of the Collateral without each party’s the prior written consent.

(d) Transfers. The parties will neither make nor permit any transfer of the Collateral, except as provided in this Agreement, without each party’s prior written consent.

(e) Maintain Corporation Existence. The Pledgor shall cause the Company to maintain its corporate existence in the State of [                ] and comply with all applicable federal, state, or local statutes and regulations. Pledgor shall maintain its corporate existence in the State of [                ] and comply with all applicable federal, state, or local statutes and regulations. Pledgor shall provide Pledgee at least 30 days written notice of any change in its corporate status or its principal office location.

(g) Merger or Sale of Assets. The Pledgor shall not permit the Company to enter into any merger agreement or to sell any material asset without prior written consent of the Pledgee, which consent will not be unreasonably withheld.

4. Duties of Pledgee. The Pledgee covenants and warrants as follows:

(a) Return of Collateral. The Pledgee shall release the security interest granted herein and ensure the return of the Certificate to the Pledgor and destruction of the Irrevocable Transfer Power upon the complete and satisfactory performance of the Note.

(b) Protection of Collateral. Pledgee shall not sell the Collateral or engage in any acts which will cause or contribute to the depreciation of the value of the Collateral, other than to take action necessary to levy upon the Collateral pursuant to an uncured Event of Default.

5. Exercise of Member Rights.

(a) Receipt of Dividends and/or Distributions. As long as no Event of Default has occurred, the Pledgor shall have the right to receive and retain any dividends or other distributions approved and paid on the Collateral.

(b) Right to Vote. As long as no Event of Default has occurred, the Pledgor may vote the Collateral for all purposes allowed within the restrictions set by this Agreement, the Note, and related documents.

(c) Compliance with Securities Laws. The requirements of United States and [  ] state securities laws, or other applicable securities laws, and similar laws analogous in purpose or effect may limit the Pledgee’s actions if the Pledgee elects, following an Event of Default, to dispose of any part of the Collateral, and also may limit the subsequent transferee’s ability to transfer the Collateral. Accordingly, the Pledgee agrees that if the Pledgee sells the Collateral at any public or private sale, the Pledgee will only effect that the sale in accordance with applicable securities laws.

6. Default and Return of Collateral.

(a) Notice of Default and Cure. The Pledgee shall deliver notice of any Event of Default to the Pledgor. The Pledgor shall have the right to cure any Event of Default in accordance with the Cure Period specified under the Note. If the Pledgor fails to cure an Event of Default as described in the Note, then, after expiration of the Cure Period specified in the Note, the Pledgee may pursue any and all remedies provided in this Agreement.

(b) Pledgee May Register Shares. Should an Event of Default occur, upon expiration of any applicable Cure Period specified in the Note, the Pledgee may immediately cause the Collateral to be transferred to the Pledgee’s name on the ownership records of the Company and may exercise any right normally incident to the ownership of the Collateral.

(c) Sale of Collateral. Upon the transfer of the Collateral the Pledgee, the Pledgee may sell all or any part of the Collateral at public or private sale. The Pledgor may purchase all or any part of the Collateral at the sale and may “credit bid” the amount due under the Note in such sale. Proceeds of any sale shall be applied first to pay all costs and expenses related to the Event of Default and sale of the Collateral, including all attorneys’ fees and the costs and expenses of the Pledgee, and second, to pay all amounts owed on the Note on the date of sale. The balance of the proceeds, if any, shall be remitted to the Pledgor. Pledgor agrees that Pledgee may retain the Collateral in full satisfaction of the Note in lieu of a public or private sale of the Collateral.

(d) Remedies Cumulative. Upon and Event of Default, the Pledgee shall have all rights available to the Pledgee at law or in equity, including all rights available under the [ Commercial Code ], and all rights and remedies granted under this Agreement, the Note, and any related documents. These rights and remedies shall be cumulative and may be exercised singly or concurrently with all other rights and remedies the Pledgee may have.

7. Termination of Agreement. This Agreement shall remain in effect until the obligations under the Note have been discharged in full, at which time it shall terminate, and the Pledgee shall release the security interest granted herein, return the Collateral to the Pledgor or its assigns, and destroy the Irrevocable Transfer Power.

8. Attorney-in-Fact. Upon any uncured Event of Default, Pledgor hereby irrevocably appoints Pledgee as Pledgor’s attorney-in-fact (such power of attorney being coupled with an interest) and proxy to take actions with respect to the Collateral, including, without limitation, actions necessary for Pledgee to vote or grant proxies to vote the Collateral, exercise any rights relating to the Collateral including the right exercise any right of appraisal and redemption under applicable laws relating to the equity securities issued by the issuer of the Collateral; to file, prosecute, compromise, settle and otherwise participate in actions against the issuer of the Collateral or against such issuer’s officers and directors and other persons having any duty to the holders of equity securities issued by such issuer; and to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral in accordance with the terms hereof to anyone else.

9. Miscellaneous.

(a) Waiver. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against which the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

(b) Notice. Any notice or other communication required or permitted under this Agreement shall be to the addresses set forth above or otherwise provided in writing by the respective parties hereto.

(c) Modifications to be in Writing. To be effective, any modification to this Agreement must be in writing signed by all parties to the Agreement.

(d) Agreement Binding upon Successors and Assigns. This Agreement shall bind the Pledgor and its successors and assigns. All rights, privileges, and powers granted to the Pledgee under this Agreement shall benefit the Pledgee and its successors and assigns.

(e) Assignment of Agreement. At any time, the Pledgee may assign or transfer any of its rights or powers under this Agreement to any person or entity. The Pledgor may not transfer its rights, duties, or obligations under this Agreement without the prior written consent of the Pledgee.

(f) Further Assurances. Both the Pledgor and the Pledgee agree to take any further actions and to make, execute, and deliver any further written instruments which may be reasonably required to carry out the terms, provisions, intentions, and purposes of this Agreement.

(g) Attorneys’ Fees and Costs. If the Pledgor or the Pledgee institutes legal proceedings, to settle any controversy arising under this Agreement, then the prevailing party shall be entitled to reasonable attorney’s fees and costs.

(h) Governing Law. This Agreement shall be enforced, governed, and construed in all respects in accordance with the substantive and procedural laws of the State of [  ], United States of America, except in the case where [  ] law applies to the Collateral.

(i) Severability. If any provision of this Agreement or any application of any provision is determined to be unenforceable, the remainder of this Agreement shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

(j) Headings. Headings used in this Agreement have been included for convenience and ease of reference only and will not in any manner influence the construction or interpretation of any provision of this Agreement.

(k) References. Except as otherwise specifically indicated, all references in this Agreement to numbered or lettered sections or subsections refer to sections or subsections of this Agreement. All references to Exhibits refer to Exhibits attached to this Agreement. All references to “this Agreement,” or to any Exhibit to this Agreement, shall include any subsequent amendments to this Agreement, or to the Exhibit, as the case may be.

(l) Number and Gender. When required by the context, the word “it” will include the plural and the word “its” will include the singular; the masculine will include the feminine gender and the neuter, and vice versa; and the word “person” will include corporation, partnership, or other form of association.

(m) Counterparts. This Agreement may be executed in any number of counterparts, including via DocuSign, each of which will be deemed to be an original and all of which together will constitute a single agreement.

(n) Entire Agreement. This Agreement, the Note and any related documents represent the entire understanding of the parties with respect to the subject matter of the Agreement. There are no other prior or contemporaneous agreements, either written or oral, among the parties with respect to this subject.

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EXECUTED AND DELIVERED, as of the date first above written.

PLEDGOR:

Name:
Title:
Its:

PLEDGEE:

[ ]
As Collateral Agent for the benefit of